Exhibit 99.1

For Immediate Release	Contacts:	John Farr
Chief Financial Officer Pervasive Software 800.287.4383 investor.relations@pervasive.com

Marian Kelley Director of CorporateCommunications Pervasive Software 512.231.6033 marian.kelley@pervasive.com

PERVASIVE TO ACQUIRE AUSTIN-BASED DATA JUNCTION

TO EXPAND ITS FAMILY OF DATA MANAGEMENT SOLUTIONS

Highly profitable innovator of data and application integration product line will form foundation of a new integration products business unit within Pervasive

AUSTIN, TEXAS—August 11, 2003 –– Pervasive Software® Inc. (Nasdaq:PVSW), a leading provider of data management solutions powering the success of application developers worldwide, today announced it has signed a definitive agreement to acquire privately held Data Junction Corporation, a pioneering data and application integration company based in Austin, Texas, for $22.1 million in cash and 5 million shares of Pervasive common stock. The transaction is valued at a total of approximately $51.7 million, based upon Pervasive’s closing price per share of $5.91 on August 8, 2003. The agreement has been unanimously approved by the boards of directors of Pervasive and Data Junction and is subject to the approval of the shareholders of both companies. The acquisition is expected to be immediately accretive, on a pro forma basis before purchase accounting adjustments or other transaction-related expenses, and is expected to close in the fourth calendar quarter of 2003.

Data Junction will bring important data integration and transformation technologies and products, which are highly complementary to Pervasive’s existing data management products, expertise and customer base. The acquisition of Data Junction will significantly advance Pervasive’s strategy to provide a family of solutions that deliver the industry’s best combination of performance, reliability and low total cost of ownership, resulting in a pure play data management infrastructure software company.

“The award-winning products from Data Junction address high-growth market segments that, combined with Pervasive’s stable core data management business, strengthen our platform for strong future growth,” said David Sikora, president and CEO, Pervasive Software. “The ability to interconnect data across an enterprise, independent of the application, is one of the most pressing problems currently faced by application developers and end-users. Not only does Data Junction’s technology represent a significant stand-alone growth opportunity, but their integration value proposition will also be well received by Pervasive’s customer base of thousands of application developers worldwide.”

Data Junction, founded in 1984, has operated profitably since 1990. The company is growing rapidly with approximately $14 million in annual revenue for its recently completed fiscal year 2003, up from $9.7 million in fiscal year 2002. Winner of more than 20 major industry awards, Data Junction is a market leader in innovative integration technology with more than 25,000 customers, including major consulting firms and software vendors who embed the technology into their applications. Customers include systems integrator EDS; independent software vendor Cardiff Software, Inc.; and a wide range of end-users such as Automatic Data Processing, Inc., J.P. Morgan Chase & Co. and WebMD Corporation, who connect or help their customers connect disparate data sources to extend the value of their data.

Data Junction’s primary products include the Data Junction Integration Studio, which is a comprehensive set of visual design tools for rapidly building and testing data integration processes that work with hundreds of data formats and applications. This enables design with total control over all aspects of the integration project – from creating integration maps to managing complex, event-driven flow of inter-application messages and EDI processes. Data Junction virtually created the category known as ETL (extract, transform and load) in 1986 with Data Junction v1.0, one of the world’s first hub-and-spoke approaches to data conversion and translation, and today is charting new ground in the development of business and application integration technologies.

Pervasive’s systematic approach to expanding its family of data management products involves identifying and validating complementary market segments for growth around its core database business. Those market segments include data replication, data security, business intelligence, and data and application integration. Through internal development and technology licenses and acquisitions, the company is now delivering, or will soon be bringing to market, products that represent each of these areas.

Vision of the Combined Company

Following the completion of the acquisition, Pervasive will continue to focus on providing data management solutions that deliver the industry’s best combination of performance, reliability and low total cost of ownership. The combined company will serve more than 35,000 customers in 150 countries. Data Junction President Michael Hoskins will join the Pervasive management team to lead a business unit focusing on data and application integration solutions. This new business unit will operate alongside Pervasive’s core Pervasive.SQLTM database business unit, which also includes Pervasive DataExchangeTM (data replication technology) and Pervasive AuditMasterTM (transaction intelligence and data monitoring software). Hoskins also will be nominated for election to the Pervasive board of directors.

“We are proud of the leadership position we hold in integration technology,” said Hoskins. “Combining with a larger, technologically complementary company will enable us to accelerate our position in the market, deliver additional value to our customers and create new career opportunities for our employees. Becoming a part of Pervasive with a customer base that’s ideally suited for our technology also opens many doors for us in the global marketplace and will allow us to deliver a full suite of products based on critical market needs.”

About the Transaction

Pervasive will acquire Data Junction pursuant to a merger with and into a wholly owned subsidiary of Pervasive. After the merger, the wholly owned subsidiary will survive and all issued and outstanding shares of capital stock of Data Junction will be exchanged for an aggregate of $22.1 million in cash and 5 million shares of Pervasive common stock. Pervasive will assume Data junction’s cash balances in the transaction, totaling $6.5 million as of June 30, 2003, and will continue to have significant cash resources following completion of the transaction in the December quarter with a combined post-closing cash balance expected to exceed $24 million. The proposed merger is expected to be a tax-free reorganization.

The completion of the acquisition is conditioned upon, among other things, the expiration or termination of the waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, approval from shareholders of Pervasive and Data Junction, listing of the shares of Pervasive common stock to be issued to shareholders of Data Junction on the Nasdaq Stock Market and other customary closing conditions. Shareholder votes are expected to take place at the two companies’ respective stockholder meetings to be held in the fall.

Pervasive has received voting commitments in support of the proposed acquisition from the four largest Data Junction stockholders, amounting to a total of approximately 90 percent of Data Junction’s outstanding common stock.

First Albany Corporation served as financial adviser to Pervasive and also provided a fairness opinion. Needham & Company, Inc. served as financial adviser to Data Junction.

Business Outlook

Pervasive expects the acquisition to make measurable contributions to top-line growth in the coming years, increasing revenues by approximately $16 million in the first 12 months following the close of the transaction. Excluding acquisition-related accounting adjustments and other transaction-related expenses, Pervasive expects the transaction to be accretive immediately and throughout the remainder of fiscal year 2004 following the close of the transaction. While the combination will generate cost synergies, Pervasive’s focus will be on driving growth through cross-selling opportunities and new revenue streams which are expected to result from the companies’ complementary products.

“Our strategy will be to profitably grow our newly expanded core business, as well as continue to pursue new technologies and businesses that will enable us to further expand our position as a leading provider of data management solutions for developers and users of mission-critical applications,” said Sikora. “The powerful combination of data integration technology with our core database solutions and existing product suite will significantly enhance our growing family of data management solutions and address very real needs in the markets we serve.”

Conference Call Details

Pervasive will host a conference call to discuss the acquisition with the investment community later this morning at 8 a.m. Central Daylight Savings Time. The dial-in number for the call is 800.227.9428 or 785.832.2422, and the conference ID is Pervasive. The conference call and its accompanying slide presentation may be accessed live over the Web at http://www.pervasive.com/ircalendar. Check the site before the call for login information. Replay will be available from approximately 10 a.m., today, to midnight Monday, August 18, by dialing 888.566.0150 or 402.220.9185, or for a longer period through Pervasive’s Web site.

About Pervasive Software

Pervasive Software is a leading global data management company powering the success of application developers by providing solutions that deliver the industry’s best combination of performance, reliability and low administration costs. Pervasive’s strength is evidenced by the size and diversity of its customer base, serving tens of thousands of customers with hundreds of thousands of end-users in nearly every vertical market around the world. Founded in 1994, Pervasive sells its products into more than 150 countries and is based in Austin, Texas, with offices in Europe. More information may be found on the Web at http://www.pervasive.com.

About Data Junction

Data Junction Corporation is the market leader in integration technology with more than 25,000 customers. Customers include major consulting firms and software vendors that embed Data Junction’s technology. Winner of over twenty major industry awards, Data Junction is a rapidly growing, private company based in Austin, Texas. The company sells directly to VARs and corporations in the United States, the European Union and Latin America, as well as through more than 100 Alliance Partners in the United States and distribution partners throughout the world. For more information, visit http://www.datajunction.com or call 800.580.4411.

Cautionary Statement

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the following: the strength of the database management software industry; the integration of the Data Junction management team and employees with the Pervasive management team and employees; the market opportunities available to the combined company; the timing of the consummation of the acquisition; the ability of the combined company to realize its objectives of growing the market, maintaining industry leadership and achieving consistent profitability; the strategic and operational benefits to the merged company following the acquisition; the expectation of greater revenue opportunities, operating efficiencies and cost savings as a result of the merger; the relocation of Data Junction operations to Pervasive’s headquarters; the management and board composition of Pervasive following the merger; and the tax-free nature of the merger for U.S. federal income tax purposes. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including, without limitation, the following: the approval of the transaction by the Pervasive and Data Junction shareholders; the satisfaction of closing conditions, including the receipt of regulatory approvals; the successful integration of Data Junction’s employees and technologies with those of Pervasive; fluctuations in demand for Pervasive’s and Data Junction’s products and solutions; the ability to successfully combine product offerings; the possibility that the business cultures of Pervasive and Data Junction are incompatible; possible development of marketing delays relating to product offerings; the introduction of new products by competitors or the entry of new competitors into the markets for

Pervasive’s and Data Junction’s products. The operations of Pervasive and Data Junction may not be successfully integrated in a timely manner, or at all. Pervasive may not realize the anticipated benefits or synergies of the acquisition of Data Junction. A detailed discussion of other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Pervasive’s most recent filings with the Securities and Exchange Commission (SEC). Neither Pervasive nor Data Junction undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this press release.

Additional Information And Where To Find It

Pervasive and Data Junction intend to file a registration statement on Form S-4 containing a joint proxy statement/prospectus in connection with the acquisition. Investors and security holders are urged to read these filings when they become available because they will contain important information about the merger described herein. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC from Pervasive by contacting Investor Relations (Marian Kelley, 512.231.6090).

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